UNIT SUBSCRIPTION AGREEMENT

The undersigned, [__________________________] (“Subscriber”), hereby agrees with Quantum Materials Corp., a Nevada corporation (“Company”), as follows:

1. Reference is made to that certain Private Placement Memorandum of the Company, dated March 2016, pursuant to which the Company is offering for sale (the “Offering”) 3,000 units of the Company (each, a “Unit”), each consisting of (a) a $1,000 Unsecured Convertible Promissory Note (the “Note,” and together with each other Note issued pursuant to the Offering, the “Notes”) and (b) a warrant (the “Warrant,” and together with each other Warrant issued pursuant to the Offering, the “Warrants”) to purchase 4,166 shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) at a purchase price of $0.15 per share.

2. Subscriber hereby subscribes for [___________] Units, and in consideration thereof, Subscriber hereby pays the Company an aggregate amount of $[__________]. The minimum subscription is 50 Units unless waived by the Company.

3. Subscriber acknowledges, represents and warrants to the Company as follows:

(a) Subscriber understands that the Units have not been registered under the Securities Act of 1933, as amended from time to time (the “Federal Act”), or any state securities laws, by reason of specific exemptions under the provisions thereof which depend in part upon the representations made by Subscriber in this Agreement. Subscriber understands that the Company is relying upon Subscriber’s representations and agreements contained in this Agreement (and any supplemental information furnished by Subscriber) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(b) Subscriber has such knowledge, skill and experience in business, financial and investment matters so that Subscriber is capable of evaluating the merits and risks of an investment in the Units. Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Federal Act and is a sophisticated investor with knowledge and experience in business and financial matters. To the extent that Subscriber has deemed it appropriate to do so, Subscriber has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the Units.

(c) Subscriber understands that the Units are “restricted securities” under applicable Federal securities laws and that the Federal Act and the rules of the Securities and Exchange Commission provide in substance that Subscriber may dispose of the Units only pursuant to an effective registration statement under the Federal Act or an exemption from such registration if available. Subscriber further understands that the Company has no obligation or intention to register any of the Units under or to take action so as to permit sales pursuant to the Federal Act. Accordingly, Subscriber may dispose of the Units only in certain transactions which are exempt from registration under the Federal Act, including “private placements,” in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Subscriber. Subscriber further understands that state securities laws allow sales of the Units only if the Units are registered or the transaction is subject to an applicable exemption. As a consequence, Subscriber understands that Subscriber must bear the economic risks of the investment in the Units for an indefinite period of time.

(d) Subscriber hereby confirms that Subscriber is acquiring the Units for investment only and not with a view to or in connection with any resale or distribution of the Units. Subscriber hereby affirms that Subscriber has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Units or any interest therein.

(e) Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Subscriber, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that Subscriber was first contacted by the Company, Roth Capital Partners, LLC, or any other person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date of this Agreement. Subscriber covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

4. Subscriber acknowledges and agrees that the Company does not currently have adequate shares of Common Stock in its treasury to permit the conversion of the Notes or the Warrants comprising the Units. As such, the Subscriber acknowledges and agrees that the Company will undertake to amend its certificate of incorporation, which action will require approval of the Company’s stockholders, and will use commercially reasonable efforts to amend its certificate of incorporation; provided however, that there can be no assurance that the Company will be successful in its efforts to obtain shareholder approval for the amendment to the Company’s certificate of incorporation to increase the authorized number of shares of Common Stock, such that there will be an adequate number of shares of Common Stock to permit the conversion of the Notes and the exercise of the Warrants. Accordingly, the Subscriber acknowledges and agrees that it may not be able to convert the Notes or exercise the Warrants in the foreseeable future.

5. Subscriber acknowledges and agrees that the certificate(s) evidencing the shares of Common Stock issued by the Company to Subscriber pursuant to the terms and conditions of the Units will bear the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933 and applicable state securities laws.

6. Subscriber acknowledges that neither the Company nor any person acting on its behalf has offered or sold the Units to Subscriber by any form of general solicitation, general or public media advertising or mass mailing.

7. With the written consent of the Company and the record holders of a majority of the principal amount of Notes then outstanding (“Majority in Interest”), the obligations of the Company and the rights of the holders of the Notes may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, such parties may amend this Agreement and the Notes. Without limiting the generality of the above, the Company and a Majority in Interest may require a conversion of all Notes into equity, extend the maturity of all Notes, and amend the applicable conversion rate of all Notes. The affirmative consent of each Noteholder would be required for any amendment of such Noteholder’s principal amount and interest rate. Upon the effectuation of any waiver, consent, agreement, amendment or modification set forth above, the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

8. The Company covenants and agrees that it may not, without the consent of a Majority in Interest, voting as a single class: (a) amend the terms of the Notes, except in accordance with Section 7 above; (b) authorize additional sales of Notes; (c) amend the Certificate of Incorporation or Bylaws of the Company in any manner which would impair or reduce the rights of the holders of the Notes; (d) liquidate or dissolve the Company; (e) enter into any line of business other than a business substantially similar or related to the existing business of the Company; or (f) dispose of any material assets of the Company with a total value in excess of $3 million.

9. The Notes shall be treated on a parri passu basis. All payments shall be made on a pro rata basis, based upon the outstanding principal balance of the Notes.

10. Subscriber covenants and agrees to, simultaneously with Subscriber’s execution and delivery of this Agreement, complete and deliver the Investor Questionnaire set forth on Exhibit A hereto. The Company covenants and agrees to, simultaneously with the Company’s acceptance of this Agreement, execute and deliver to Subscriber the Note substantially in the form set forth on Exhibit B. The Company and Subscriber covenant and agree to, simultaneously with their execution and delivery (or acceptance) of this Agreement, execute and deliver the Warrant substantially in the form set forth on Exhibit C.

11. Subscriber acknowledges that the Company has informed Subscriber of the following right to withdraw from the subscription for the Units:

NOTICE OF RIGHT TO WITHDRAW

WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY OF YOUR WRITTEN, BINDING CONTRACT OF PURCHASE FOR THESE SECURITIES, YOU MAY ELECT TO WITHDRAW FROM YOUR Subscription AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONEYS PAID BY YOU. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF YOU MAKE THE REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

12. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, other than its laws relating to the choice of governing law.

13. This Agreement, and the rights and obligations of the parties, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives, and nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Subscriber may not assign or otherwise transfer, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

14. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the State of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, except in the federal or state courts located in the State of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties with respect to the specific subject matter hereof. This Agreement shall not be effective until signed, accepted and delivered by all parties.

18. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then the parties agree to substitute such provision(s) through good faith negotiations.

19. Any amendment effected in accordance with this section will be binding upon all parties and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

20. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date hereof.

By:
Name:

ACCEPTANCE OF SUBSCRIPTION AGREEMENT

Quantum Materials Corp. hereby confirms and accepts the foregoing Subscription Agreement as of the April ___ 2016.

Quantum materials corp.

By:
Name:
Title:

Exhibit A

Attached.

Quantum Materials Corp.

Common STOCK

PROSPECTIVE PURCHASER QUESTIONNAIRE

Quantum Materials Corp., a Nevada corporation (the “Company”), is offering shares of Common Stock (the “Securities”) under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for a private offering of securities pursuant to Rule 506 of Regulation D, as amended, promulgated by the Securities and Exchange Commission under the Securities Act (“Regulation D”). Regulation D provides certain guidelines for complying with that exemption. In order to comply with those guidelines, the Company must have reasonable grounds to believe that each prospective purchaser of the Securities has such knowledge and experience in financial, investment and business matters so as to be capable of evaluating the merits and risks of the prospective investment and/or is deemed to be an “accredited investor” under Regulation D. The purpose of this questionnaire (this “Questionnaire”) is to obtain certain information from each prospective purchaser of Securities in order to enable the Company to satisfy its obligations under the requirements of that exemption. Prior to the Company issuing the Securities, each prospective purchaser must satisfy the Company with respect to, among other things, the prospective purchaser’s ability to bear the economic risks of an investment in the Securities.

If the Securities are to be issued in joint names (for example, in the names of both husband and wife), please answer the questions on behalf of both such prospective purchasers. Separate Questionnaires need not be completed by each such person unless so directed in response to question number 3 below. If additional space is needed to respond to any particular question, supplemental sheets should be attached.

This Questionnaire will be reviewed and retained by the Company. The Company will maintain the confidentiality of the information contained in this Questionnaire, subject to any requirement that the Company establish the availability of the exemption from registration or compliance with the accreditation standards referred to above or compliance with the applicable provisions of law.

In connection with the private offering of the Securities, the undersigned represents and warrants as follows, upon the accuracy and completeness of which representations and warranties the Company may rely in determining whether the offering is exempt from registration and satisfies certain other requirements of applicable federal and state securities laws (questions that do not apply to particular investors should be left blank):

PLEASE PRINT

1.	(a)	Full Name of Purchaser(s) (to be filled in by individual purchaser(s)):

Name: _________________________________________

Age: ____________                 Marital Status: _________________________________________

Social Security No.: _________________________________________

Principal Occupation: _________________________________________

Title: _________________________________________

Name: _________________________________________

Age: ____________                  Marital Status: _________________________________________

Social Security No.: _________________________________________

Principal Occupation: _________________________________________

Title: _________________________________________

(b)	Name and Type of Entity (to be filled in by entity/trust or other non-individual purchaser(s)):

Name: ________________________________________________________

Taxpayer Identification No.: ________________________________________

Year of Organization: _____________________________________________

Name of Person Completing Questionnaire: _________________________________________

Position with Entity: _________________________________________

2.	Address: _________________________________________________

_________________________________________________

_________________________________________________

Telephone No.: ____________________________________________

Fax No.: ____________________________________________

Email: ____________________________________________

3.	If the prospective purchaser is an individual:

(a)	Please indicate if your current personal net worth, including that of your spouse, exceeds US $1,000,000. In determining your personal net worth, you may not include the value of your primary residence, but you may include the value of any other real estate you own, less the amounts of any outstanding mortgages, as well as the value of automobiles and other personal belongings (please circle one):

Yes                                    No

(b)	Please indicate your total income from all sources, taxable and non-taxable, for the past two calendar years. Do not include the anticipated income of your spouse or any other party unless you intend to invest jointly with that person in the Company (please check the appropriate line):

Calendar year ending December 31, 2014:

_________ US $200,000 or less

_________ in excess of US $200,000 but not more than US $300,000

_________ in excess of US $300,000

Calendar year ending December 31, 2015:

__________ US $200,000 or less

__________ in excess of US $200,000 but not more than US $300,000

__________ in excess of US $300,000

(c)	Please indicate your expected total income from all sources, taxable and non-taxable, for the calendar year ending December 31, 2015. Do not include the anticipated income of your spouse or any other party unless you intend to invest jointly with that person in the Company (please check appropriate line):

__________ US $200,000 or less

__________ in excess of US $200,000 but not more than US $300,000

__________ in excess of US $300,000

4.	If the prospective purchaser is not an individual:

Please check the appropriate line(s):

______

Corporation, limited liability company, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

______	Trust, with total assets in excess of US $5,000,000, which was not formed for the specific purpose of acquiring the Securities, whose purchase would be directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

______	Entity in which all of the equity owners are “accredited investors” as defined in Regulation D.

If you have checked this line and none of the other lines in response to this question number 5, please provide a Questionnaire completed by each of the equity owners of the entity.

The foregoing representations and warranties are true and accurate to the best of my knowledge, information and belief, and I will promptly notify the Company of any changes in the foregoing answers occurring prior to acceptance by the Company of my acquisition of Securities .

Individual(s)	Entity

By:
Signature
Name:

Name (Please Print)	Title:

Date	Date

Signature

Name (Please Print)

Date

Exhibit B

Attached.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN UNIT Subscription AGREEMENT AMONG THE HOLDER and quantum materials corp. DATED AS OF the date hereof, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

NON-NEGOTIABLE UNSECURED CONVERTIBLE PROMISSORY NOTE

$[_______]	April ____, 2016

For value received, Quantum Materials Corp., a Nevada corporation, promises to pay to the order of [ ____________ ], in lawful money of the United States of America in immediately available funds, the lesser of (a) the principal sum of [____] Dollars ($[____]), or (b) the outstanding principal balance hereunder, as provided below:

1. Unit Subscription Agreement. This Note is issued pursuant to the Unit Subscription Agreement, dated as of the date hereof, by and among the Company and the Holder (the “Subscription Agreement”). The Holder is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is one of the Notes referred to as the “Notes” in the Subscription Agreement. This Note is being issued in the series of similar promissory notes in connection with the Offering. Capitalized terms used but not otherwise defined shall have the meaning ascribed to such terms in the Subscription Agreement.

2. Definitions. As used in this Note, the following terms have the following meanings:

“Applicable Rate” means eight percent (8%) per annum.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Quantum Materials Corp., a Nevada corporation, and any successor thereto.

“Conversion Discount” means 0.80.

“Conversion Price” means $0.12. The Conversion Price shall be subject to adjustment to prevent dilution in certain events including: (a) any subdivisions, combinations and classifications of the Common Stock; or (b) any payment, issuance or distribution by the Company to its stockholders of (i) a stock dividend, (ii) debt securities of the Company, or (iii) assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business). The Conversion Price also is subject to a full ratchet adjustment upon the Company’s issuance of Common Stock, warrants, or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share which is less than the then-applicable Conversion Price of the Notes excluding Common Stock and options issued to officers, directors, and employees of the Company.

“Convertible Sum” means the unpaid principal balance hereunder and any accrued and unpaid interest.

“Effective Date” means the effective date of this Note, as set forth in the heading opposite the principal amount hereof.

“Equity Securities” means in connection with a Next Round of Financing, the type of securities that are offered and sold to investors in such Next Round of Financing.

“Event of Default” has the meaning set forth in Section 5(a).

“GAAP” means United States generally acceptable accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time, as applied by the Company, on a consolidated basis.

“Holder(s)” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note, and, when the context refers to the holder of the Notes collectively, shall mean all persons who shall at the time be the registered holders of the Notes.

“Majority in Interest” means the Holders of Notes representing more than fifty percent (50%) of the then-outstanding aggregate principal amount of the Notes.

“Maturity Date” means the second anniversary of the Effective Date.

“Next Round of Financing” means the closing of the first round of financing at the minimum amount of $10,000,000 or more, in a single round of financing (excluding the sale of the Notes and the issuance of securities issued upon conversion of the Notes, and excluding any other subsequent issuance of convertible debt). The determination of whether a particular financing constitutes “Next Round of Financing” shall be made by the Board.

“Notes” has the meaning set forth in the Subscription Agreement.

“Permitted Assignee” has the meaning set forth in Section 9.

“Senior Indebtedness” means the principal and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease, whether now or hereafter incurred.

“Significant Event” means, the occurrence of, at anytime following the Effective Date, (a) the Common Stock trading at or above 2.0 times the then-applicable Conversion Price for a period of thirty (30) consecutive trading days, with minimum average trading volume of 250,000 shares per day over such period and (b) the shares of Common Stock issuable upon Conversion in accordance with Section 7(b) being (or would reasonably considered to be) freely-tradable by Holder.

“Subscription Agreement” has the meaning set forth in Section 1.

3. Interest. Interest shall accrue on the outstanding principal balance of this Note from the Effective Date to the date converted or paid, at the Applicable Rate, which interest shall be simple and shall not compound; provided, however, that, upon an Event of Default and so long as such Event of Default shall continue, interest shall accrue on the outstanding principal balance of this Note from the date of the Event of Default to the date paid at the lesser of (a) the Applicable Rate plus two percent (2%) per annum or (b) the greatest amount permitted by applicable law. Subject to the provisions of this Note, accrued and outstanding interest shall be paid to Holders (x) in cash or in shares of Common Stock at the Conversion Price, at the Company’s sole discretion, on the first anniversary of the Effective Date and upon the maturity of this Note or upon an Event of Default in accordance with Section 5(b)(i) hereof, or (y) shall be converted into equity upon a Next Round of Financing, upon a Significant Event, or upon an optional conversion of the Note as set forth herein, whichever occurs sooner.

4. Maturity. The entire principal balance hereunder, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

5. Events of Default.

(a) Events. The following occurrences shall constitute an “Event of Default” hereunder:

(i) failure to pay principal and/or interest hereunder when due; or

(ii) default by the Company under any material provision of this Note or the Subscription Agreement if such default is not substantially cured by the Company within thirty (30) days after the Holder has delivered the Company written notice of such default; or

(iii) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

(b) Remedies. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue, a Majority in Interest may (i) declare the entire principal balance hereunder, and all accrued and unpaid interest, immediately due and payable and (ii) exercise any and all of its rights and remedies granted herein, by applicable law, or which the Holder may otherwise have against the Company or otherwise.

6. Prepayment. The Company may prepay this Note, in whole or in part, at any time upon not less than ten (10) business days’ written notice to the Holder, without penalty.

7. Conversion.

(a) Conversion upon a Next Round of Financing. Upon the closing of the Next Round of Financing, this Note shall, at the election of the Holder, automatically convert into either (i) shares of Common Stock equal to the Conversion Sum divided by the Conversion Price or (ii) such number of Equity Securities as shall equal the quotient obtained by dividing (A) the Convertible Sum by (B) the product of (1) the gross purchase price per Equity Security paid by the purchasers of the Equity Securities for each Equity Security, and (2) the applicable Conversion Discount. The Equity Securities or Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Equity Securities or Common Stock of the Company, as applicable.

(b) Conversion in the Event of Significant Event. If, at any time prior to the earlier of Company’s full satisfaction of this Note shall automatically convert into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price. The Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Common Stock of the Company.

(c) Optional Conversion. At any time prior to the Maturity Date, Holder may convert the Note may into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price.

(d) Closing. At the closing of any conversion, the Holder shall surrender this Note, and the Company shall issue to the Holder a certificate evidencing the applicable securities issuable upon such conversion. At the Company’s election, fractional units of securities will not be issued upon conversion of this Note. In lieu of such fractional units, the Company may pay to Holder, by certified check, the amount of the outstanding principal under the Note that is not so converted. The Holder and the Company will execute any and all documents necessary or appropriate to effect the conversion.

8. Assignment. The Holder shall not sell, assign, pledge, dispose of or otherwise transfer this Note or any interest therein, or any of the Holder’s rights or obligations hereunder, without the prior written consent of the Company, which may be granted or withheld in the Company’s sole and absolute discretion, except that this Note and the interest of an individual Holder herein (if applicable) are assignable without such prior written consent to (a) such Holder’s executor or administrator following the death of such Holder and (b) a trust or other entity controlled by such Holder and created for the benefit of the Holder’s spouse and/or children (each, a “Permitted Assignee”); provided, however, that each Permitted Assignee shall be bound by all of Holder’s obligations hereunder and the Subscription Agreement, and shall execute any and all documents necessary or appropriate to be bound by the terms of the Subscription Agreement and, upon conversion of the Note into Equity Securities, of the Bylaws of the Company.

10. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities. The Holder hereby acknowledges the foregoing, and agrees not to take any position contrary to such treatment with respect to any tax returns filed by the Holder unless otherwise required by law.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be sent and deemed to have been duly given all as set forth in the Subscription Agreement.

12. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of members of the Board of Directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

13. Amendments. This Note may be amended solely as provided by the Subscription Agreement.

14. Subordination. Except as otherwise provided herein, upon (a) an event of default under any Senior Indebtedness (as defined in the Subscription Agreement), or (b) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency of receivership proceedings, the Company shall not pay, and the Holder shall not be entitled to receive, any amount in respect of the principal and interest of the Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this Section) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. This Section is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the Holder and the other creditors of the Company, other than the holders of Senior Indebtedness. The Holder shall execute any and all documents reasonably requested by the Company to effect the subordination set forth herein (including, without limitation, such addition terms as may be reasonably requested by holders of Senior Indebtedness).

15. Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

16. Governing Law; Consent to Jurisdiction. This Note will be interpreted and the rights and liabilities of the Holder and the Company determined in accordance with the laws of the State of Texas, without regard to its conflict of law provisions. The Holder hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Travis County, Texas, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Holder at the Holder’s address set forth in the Subscription Agreement and service so made will be deemed to be completed when received by the Holder. The Holder acknowledges and agrees that such venue is the most convenient forum for both the Holder and the Company. The Holder waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

17. Waiver of Jury Trial. The Company and the Holder, by accepting this Note, irrevocably waive any and all rights that each may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Company and Holder, by accepting this Note, acknowledge that the foregoing waiver is knowing and voluntary.

18. Miscellaneous. No delay or omission of the Holder to exercise any right or power arising hereunder shall impair any such right or power to be considered to be a waiver of any such right or power, nor shall the Holder’s action or inaction impair any such right or power. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Company hereby forever waives presentment, protest, notice of dishonor and notice of non-payment. This Note shall bind the Company and its successors and assigns. The captions contained in this Note are for convenience only, shall not be deemed to be a part of this Note and shall not be referred to in connection with the construction or interpretation of this Note. As used in this Note: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written” or “in writing” include in visual electronic form; and (e) words of one gender shall be construed to apply to each gender; and a reference to any person includes such person’s successors and permitted assigns.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

WITNESS the due execution hereof as of the Effective Date, with the intent to be legally bound hereby.

Quantum materials corp.

By:
Name:
Title:

QUANTUM MATERIALS CORP.
WARRANTS

THE WARRANTS EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN UNIT SUBSCRIPTION AGREEMENT AMONG QUANTUM MATERIALS CORP., A NEVADA CORPORATION (THE “COMPANY”), AND THE PERSON IDENTIFIED AT THE END OF THIS INSTRUMENT AS THE INVESTOR (THE “INVESTOR”), DATED AS OF THE DATE HEREOF, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “UNIT SUBSCRIPTION AGREEMENT”).

NEITHER THE WARRANTS GRANTED HEREIN NOR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW. THE HOLDER HEREOF, BY ACQUIRING THIS INSTRUMENT, AGREES THAT THESE WARRANTS MAY BE RESOLD, PLEDGED, EXERCISED OR OTHERWISE TRANSFERRED SOLELY IN ACCORDANCE WITH THE TERMS HEREOF, THE UNIT SUBSCRIPTION AGREEMENT AND (A) ONLY (1) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) PURSUANT TO AN AVAILABLE EXEMPTION OR EFFECTIVE REGISTRATION UNDER ANY OTHER APPLICABLE SECURITIES LAWS.

This Warrant is granted pursuant to the terms and conditions of the Unit Subscription Agreement. Unless otherwise defined herein, capitalized terms have the definitions ascribed thereto in the Unit Subscription Agreement.

This certifies that the Investor is the holder of warrants to purchase (the “Warrants”) [________] shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) at a purchase price equal to the Exercise Price (such shares of Common Stock, the “Applicable Shares”). The exercise price, which shall be deliverable upon the exercise of each Warrant, shall be $0.15 per share of Common Stock as such price may be amended from time to time as provided herein (the “Exercise Price”). The Applicable Shares shall be deliverable upon surrender of this instrument and payment of such Exercise Price to the Company, but subject to the conditions set forth herein. Payment of the Exercise Price shall be made in immediately available funds and shall be accompanied by the Form of Exercise attached hereto properly completed by the holder.

The Warrants evidenced hereby shall be exercisable at any time and from time to time for Applicable Securities upon the exercise thereof in accordance with the terms hereof; provided however, that the Warrants may not be exercised after (and shall expire upon the occurrence of) the earlier to occur of (i) the fifth (5th) anniversary of the date hereof, and (ii) the closing of a Significant Corporate Event. A “Significant Corporate Event” means any of the following events: (A) an underwritten public offering of Company securities, (B) the Company merges or consolidates with or into another entity in a transaction in which the equity security holders of the Company do not own 50% or more of the equity securities of the surviving entity, (C) the Company sells or otherwise disposes of all or substantially all of the assets of the Company, or (D) the equity holders of the Company transfer greater than 50% of the then issued and outstanding equity securities of Company.

The Applicable Securities issued upon the exercise of the Warrants shall be subject to, and have all the benefits of, the rights, preferences and privileges of such series of securities.

Exercise of Warrants

The holder of Warrants evidenced hereby may exercise them, in part or in whole, by surrendering this instrument, with the Form of Exercise attached hereto properly completed and executed, and paying the Exercise Price. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new instrument evidencing the number of Warrants not exercised. No adjustment to the Exercise Price will be made for any declared and unpaid dividends or distributions on any Applicable Securities issuable upon exercise of Warrants evidenced hereby.

The Company shall, to the extent necessary, issue fractional Applicable Securities upon exercise of Warrants or pay the cash equivalent thereof, at the Company’s option.

Taxes upon Exercise

The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Applicable Securities upon exercise of Warrants. Nothing herein shall preclude any tax withholding required by law or regulations.

Company to Provide Applicable Securities

Subject to the terms and conditions of the Unit Subscription Agreement, the Company shall from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of Applicable Securities to permit the exercise of the entire number of Warrants evidenced hereby.

The certificates for Applicable Securities issued upon exercise, if any, may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or as the Company may deem necessary or desirable. By acceptance of a certificate representing any Applicable Securities issued upon exercise of Warrants, the holder hereof acknowledges any restrictions on transfer set forth on such certificate and agrees that such holder will transfer such Applicable Securities only as provided thereon.

All Applicable Securities delivered upon exercise of Warrants shall be newly issued, duly authorized, validly issued, fully paid and non-assessable and free from any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Applicable Securities upon exercise of Warrants, if any.

(a) Adjustments for Subdivisions, Combinations or Consolidations.

(i) Subdivisions. In the event that the Company shall effect a subdivision of outstanding Applicable Securities, the number of Applicable Securities issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased, and the Exercise Price in effect immediately prior to such subdivision shall concurrently with such subdivision be proportionately decreased.

(ii) Combinations or Consolidations. In the event that the outstanding Applicable Securities shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Applicable Securities, the number of Applicable Securities issuable upon exercise of this Warrant immediately prior to such combination or consolidation shall be proportionately decreased, and the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(b) Adjustment for Reclassification, Exchange or Substitution. If the Applicable Securities shall be changed into the same or a different number of securities in any class or classes of securities, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each Warrant shall have the right thereafter to exercise such Warrant for the kind and amount of securities and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of Applicable Securities for which such Warrants might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into a corporation or another entity or the conversion of the Company into a corporation by any other means, each Warrant shall thereafter be exercisable for the kind and amount of equity interests or other securities or property to which a holder of the number of Applicable Securities of the Company deliverable upon exercise of such Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Paragraph (c) set forth with respect to the rights and interest thereafter of the holders of the Warrants, to the end that the provisions set forth in this Section (including provisions with respect to changes in and other adjustments of the number of Warrants evidenced hereby or the Exercise Price therefor) shall thereafter be applicable, as nearly as reasonably may be, in relation to any equity interests or other property thereafter deliverable upon the exercise of the Warrants.

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to paragraphs (a) - (d) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant or Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the number of Applicable Securities and the amount, if any, of other property which then would be received upon the exercise of such Warrant.

Notice of Certain Transactions

In the event that (a) the Company takes any action which would require an adjustment in the Exercise Price, (b) the Company agrees to undertake any transaction regarding an adjustment hereunder, or (c) there is a dissolution of liquidation of the Company, then in each case, the Company shall mail to the holder a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least five days before the earlier of the proposed record date or the proposed effective date.

Transferability

This instrument and the Warrants may not be transferred without the prior written consent of the Company, which may be granted or withheld in the sole and absolute discretion of the Company. Without limiting the generality of the above, the Warrants evidenced hereby are transferable only if either (x) they first shall have been registered under the Securities Act, or (y) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Any permitted Transfer shall be effected upon surrender of this instrument to the Company for such purpose, together with a written assignment on the Form of Assignment attached hereto, or in other form satisfactory to the Company, duly executed by the holder hereof, together with funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this instrument. Upon the surrender of this instrument and payment as aforesaid, the Company will deliver a new instrument, in the name of the assignee and evidencing Warrants in a permissible denomination or denominations specified in such instrument of assignment. If less than all of the Warrants evidenced by this instrument are being transferred, the Company will deliver a new instrument for the portion of the Warrants not being transferred.

No Shareholder Rights

Nothing contained in this instrument shall be construed as conferring upon the Investor or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of members of the Board of Directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no distributions shall be payable or accrued in respect of this instrument or the interest represented hereby or the securities obtainable hereunder until, and only to the extent that, the Warrants shall have been exercised.

Amendments

This Instrument and the Warrants, or any portion thereof, may be amended or terminated, and any rights thereunder may be waived, discharged or revised, at any time and from time to time (and any rights thereunder waived or modified) upon the written consent of the Company and a Warrants Majority in Interest. “Warrants Majority in Interest” means the holders of warrants that were issued pursuant to the Unit Subscription Agreement and the Offering contemplated thereunder (including the Warrants hereunder), representing more than 50% of the equity interests that may be acquired thereunder.

Governing Law; Consent to Jurisdiction

THIS INSTRUMENT WILL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE State of Texas. The Investor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Travis County, Texas, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Investor at the Investor’s address set forth in the Unit Subscription Agreement and service so made will be deemed to be completed when received by the Investor. The Investor acknowledges and agrees that the venue provided above is the most convenient forum for both the Investor of the Company. The Investor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this instrument.

Waiver of Jury Trial

THE COMPANY AND THE INVESTOR, UPON RECEIPT OF THIS INSTRUMENT, IRREVOCABLY WAIVE ANY AND ALL RIGHTS THAT EACH MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS INSTRUMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS INSTRUMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE COMPANY AND INVESTOR ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Miscellaneous

If this instrument at any time becomes mutilated, lost, stolen or destroyed, the Company will issue, in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this instrument, a new instrument of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and indemnity satisfactory to it. Applicants for such substitute instrument must also comply with such other regulations and pay such other charges as the Company may prescribe.

The Company may deem and treat the holder named on the final page hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution to the holder hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the date below.

QUANTUM MATERIALS CORP.

Dated: March ______, 2016
By:
Name:
Title:

investor

If Individual:

Investor:

Investor Address:

If Entity:

Name of Entity

By:
Name:
Title:

Investor Address:

FORM OF EXERCISE

(To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise the right to purchase __________ Applicable Securities of the Company (or such other securities or assets of the Company as are purchasable in their place), and herewith tenders payment for such Securities (or other securities or assets) to Quantum Materials Corp. (the “Company”) by delivery to the Company of the Exercise Price. The undersigned requests that a certificate for such Applicable Securities (or other securities) be registered in the name of

Name
Address
Social Security or Taxpayer Identification Number

and, if less than all Warrants represented by this Warrant are being exercised, that a new instrument representing the remaining balance of Warrants be issued in the name of

Name
Address
Social Security or Taxpayer Identification Number

IN THE ABSENCE OF ANY SPECIFICATION REQUIRED ABOVE, APPLICABLE SECURITIES (or such other securities or assets of the Company as are purchasable in their place) AND ANY NEW WARRANT INSTRUMENT, AS THE CASE MAY BE, WILL BE REGISTERED OR MADE TO THE HOLDER AT THE ADDRESS FOR SUCH HOLDER AS TO WHICH THE COMPANY HAS BEEN NOTIFIED.

Date: ____________________	Signature: ______________________________

Note: Any transfer of the Warrants is subject to the prior written consent of the Company, subject to its sole and absolute discretion.

[FORM OF ASSIGNMENT]

(To be executed to transfer the Warrants)

FOR VALUE RECEIVED, _________________________________ the undersigned hereby sells, assigns and transfers unto

Name
Address
Social Security or Taxpayer Identification Number

___________ Warrants to purchase Applicable Securities (or such other securities or assets of the Company as are purchasable in their place) of the within-named Company, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________, Attorney, to transfer such Warrants on the books of the within-named Company, with full power of substitution. The holder hereby represents and warrants to the Company that the transfer represented hereby is being made in accordance with the terms of the instrument evidencing the Warrants.

Date: ____________________	Signature: ______________________________